EXHIBIT 10.29

IRON MOUNTAIN INCORPORATED
Compensation Plan for Non-Employee Directors

Restatement Date    As of January 1, 2026

Eligibility    All non-employee Directors

Annual Board Retainer    $90,000 per year; paid in advance in quarterly installments

Annual Committee Retainers    In addition to the Annual Board Retainer, a $15,000 per year retainer for members of the Audit, Compensation, Finance, Nominating and Governance or Risk and Safety Committees; in each case paid in advance in quarterly installments

Annual Chair Retainers    In addition to the Annual Board Retainer and any Annual Committee
Retainers, a $25,000 per year retainer for acting as Chair of the Audit, Compensation, Finance, Nominating and Governance or, Risk and Safety Committees; and a $160,000 per year retainer for acting as the Independent Chairperson of the Board, paid in advance in quarterly installments

Pro Rata Portion of Retainers    A non-employee Director shall be entitled to retain the portion of the
Annual, Committee and Chair Retainers (as applicable) paid with respect to the quarter in which he or she ceases to be a non-employee Director or serve on a Committee or as a Committee Chair or Independent Chairperson, but shall not be entitled to any further portion of the Retainer(s)

Meeting Expenses    Reimbursement for all normal travel expenses to attend meetings;
reimbursements due shall be paid promptly after the end of each quarter, subject to timely receipt of each director’s expense documentation

Amount of Stock Grant    A stock grant in the form of restricted stock units will be made of that number of whole shares of Iron Mountain Incorporated common stock determined by dividing $240,000 by the stock’s “fair market value” (as determined under the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, or any successor plan) on the date of grant

Timing of Stock Grants    To be made annually to all non-employee Directors as of the first Board meeting following the annual meeting of stockholders; newly elected non-employee Directors receive a pro-rated grant on the date of their election or appointment to the Board

Vesting of Stock Grants    100% on the date of grant Purchase Price of Stock Grants $0.01
Restrictions on Transfer of None once vested; prior to vesting transfer is subject to Common Stock restrictions set forth in the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan

SEC Considerations    Grants will generally be made under the Iron Mountain Incorporated
2014 Stock and Cash Incentive Plan, the shares of each of which are registered on Form S-8; insider trading restrictions and short-swing profit rules of the Securities Exchange Act of 1934 apply

Taxation of Stock Grants    Non-employee Directors pay ordinary income tax (and SECA tax) at time of vesting, which (except as described below) will also coincide with the delivery of shares, based on the fair market value of the shares on date of vesting; Iron Mountain receives a corresponding tax deduction at that time

Election to Defer Retainers    Non-employee Directors may elect to defer some or all of their Retainer fees paid in cash under the Iron Mountain Incorporated Directors Deferred Compensation Plan; deferrals will be invested in phantom shares equal in value to Iron Mountain common stock; deferral elections must be made by December 31 of the year prior to the year in which the fees are earned (or within 30 days of becoming eligible for the Plan); amounts will be subject to ordinary income tax when distributed (at a time elected by the non-employee Director)

Election to Defer Stock Grants Non-employee Directors may elect to defer some or all of their stock grant under the Iron Mountain Incorporated Directors Deferred Compensation Plan; at vesting, the Director’s account will be credited with a number of phantom shares equal to the number of shares that would otherwise have been delivered; deferral elections must be made by December 31 of the year prior to the year in which the grant is made (or within 30 days of becoming eligible for the Plan); amounts will be subject to ordinary income tax when distributed (at a time elected by the non-employee Director)

Adopted: December 2, 2025